UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 18, 2011 (November 16, 2011)

CHINA INFRASTRUCTURE INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34150	88-0484183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road Zhengzhou, Henan Province, PRC	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +86 375-2754377

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2011, China Infrastructure Investment Corporation (the “Company”) issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received a letter on November 16, 2011 from The Nasdaq Stock Market (“Nasdaq”) indicating that the Nasdaq Hearings Panel has determined to deny the Company’s appeal for continued listing on Nasdaq, and that trading of the Company’s shares will be suspended effective at the open of business on Friday, November 18, 2011.  The Nasdaq Hearings Panel agreed with the Nasdaq Staff’s determination that continued listing should be denied based on Nasdaq’s broad discretionary authority contained in Nasdaq Listing Rule 5101, and based upon the Company’s failure to comply with the bid price requirement in Nasdaq Listing Rule 5550(a)(2).

The Company is considering at this time whether it will request that the Nasdaq Listing and Hearings Council review the decision of the Nasdaq Hearing Panel.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated November 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

Date: November 18, 2011	By:	/s/ Li Xipeng
Name: Li Xipeng
Title: Chief Executive Officer